Exhibit 99.1.

SURMA NAMED ASSISTANT TO CHAIRMAN OF USX


          PITTSBURGH, August 1 - John P. Surma, Jr., has been named as assistant to the chairman of USX Corporation (NYSE: X, MRO), effective September 1. On January 1, 2002, Surma will become vice chairman and chief financial officer of United States Steel Corporation, following the anticipated separation of USX Corporation's steel and energy businesses into two free-standing companies. The announcement was made by Thomas J. Usher, chairman and chief executive officer of USX Corporation.
          Surma is currently president of Marathon Ashland Petroleum LLC (MAP), a joint venture of USX-Marathon Group's Marathon Oil Company and Ashland Inc.
          Surma was born in Pittsburgh, Pennsylvania in 1954. He graduated from Pennsylvania State University in 1976 with a bachelor of science degree in accounting.
          He joined Price Waterhouse LLP in 1976 and was promoted to manager in 1981. He served in the Manchester, England, office of the Price Waterhouse United Kingdom firm during that same year, and in 1982 returned to Pittsburgh in the health care specialty department.
          In 1983, Surma participated in the President's Executive Exchange Program in Washington, D.C., where he served as executive staff assistant to the vice chairman of the Federal Reserve Board.
          Upon returning to Pittsburgh, he served a number of major companies in the steel, oil and gas, chemicals, mining and manufactured products industries. He was promoted to senior manager in 1985, and was admitted to the partnership in 1987. His experience included assistance in the Securities and Exchange Commission registration process, acquisition accounting and leveraged buyouts, and he was designated as one of the firm's lead inventory accounting, mining industry and environmental services specialists.
          Immediately prior to joining Marathon Oil Company, he was the Pittsburgh office leader for Audit and Business Advisory Services, and national co-leader of the Products Advisory Group, responsible for providing consulting services to major manufacturing and process companies. Surma was named senior vice president, Finance & Accounting for
Marathon Oil Company in 1997. He was named president, Speedway SuperAmerica LLC in 1998, and senior vice president, Supply & Transportation for MAP in 2000. He assumed his current position as president of MAP on January 1, 2001.
          Professionally, he is a member of the American Institute of Certified Public Accountants, the Pennsylvania State Institute, and the National Association of Accountants. He is a member of the boards of Calgon Carbon Corporation, Ohio Foundation of Independent Colleges, National Association of Convenience Stores and the American Petroleum Institute.
                                  *  * * * * *
          The foregoing contains "forward-looking statements" which are based on
(1) a number of assumptions concerning future events made by management and (2) information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other facts, many of which are outside USX Corporation's control, that could cause actual events to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see USX Corporation's filings with the Securities and Exchange Commission. There are also a number of uncertainties, risks, conditions and other factors which could prevent the implementation of the above described plan of reorganization.
          In connection with the above described transactions, USX Corporation intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read these materials when they become final because they will contain important information. Investors and security holders may obtain a free copy of these materials as well as other materials filed with the Securities and Exchange Commission concerning USX Corporation at the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these materials and other documents may be obtained for free from USX Corporation by directing a request to USX Corporation at 600 Grant Street, Pittsburgh, PA 15219; Attn: Investor Relations.
          USX Corporation and its officers and directors may be deemed to be participants in the solicitation of proxies from USX Corporation's stockholders with respect to these transactions. Information regarding such officers and directors is included in USX Corporation's proxy statement for its 2001 annual meeting of stockholders filed with the Securities and Exchange Commission on March 12, 2001. This document is available free of charge at the SEC's internet site or from USX Corporation as described above.